                                                                   Exhibit 3(ii)

                           AMENDED AND RESTATED BYLAWS
                                       OF
                           MACC PRIVATE EQUITIES INC.

                                    ARTICLE I
                                  STOCKHOLDERS

     Section 1. Annual Meeting.  An annual meeting of the stockholders,  for the election  of  directors  to  succeed  those  whose  terms  expire  and  for  the transaction  of such other  business as may  properly  come before the  meeting, shall be held on the fourth Tuesday of February commencing with the year 1996.

     Section 2. Special Meetings. Special meetings of the stockholders,  for any purpose or purposes  prescribed  in the notice of the meeting,  may be called by the Board of Directors or the Chairman of the Board or by vote of forty  percent
(40%)  of the  issued  and  outstanding  Common  Stock  of the  Corporation.  In addition, special meetings shall be held at such place, on such date and at such time as they or he or she shall fix.

     Section 3. Notice of Meetings.  Written notice of the place,  date and time of all  meetings of the  stockholders,  and, in case of a special  meeting,  the purpose or purposes  for which the meeting is called,  shall be given,  not less than ten (10) nor more than sixty (60) days before the date on which the meeting is to be held, to each stockholder  entitled to vote at such meeting,  except as otherwise provided herein or required by law (meaning, here and hereinafter,  as required  from  time to  time by the  Delaware  General  Corporation  Law or the
Certificate of Incorporation of the Corporation).

     When a meeting is adjourned to another place, date or time,  written notice need not be given of the adjourned  meeting if the place,  date and time thereof are  announced  at the  meeting  at which the  adjournment  is taken;  provided, however, that if the date of any adjourned meeting is more than thirty (30) days after the date for which the meeting was originally  noticed, or if a new record date is fixed for the adjourned  meeting,  written notice of the place, date and time of the  adjourned  meeting shall be given in  conformity  herewith.  At any adjourned  meeting,  any  business  may be  transacted  which  might  have  been transacted at the original meeting.

     Section 4.  Quorum.  At any meeting of the  stockholders,  the holders of a majority  of all of the  shares of the stock  entitled  to vote at the  meeting, present  in person or by proxy,  shall  constitute  a quorum  for all  purposes, unless or except to the  extent  that the  presence  of a larger  number  may be required  by law.  Where a separate  vote by a class or classes is  required,  a majority of the shares of such class or classes present in person or represented by proxy shall  constitute a quorum entitled to take action with respect to that vote on that matter.

     If a quorum shall fail to attend any  meeting,  the chairman of the meeting or the  holders of a majority  of the shares of stock  entitled  to vote who are present,  in person or by proxy, may adjourn the meeting to another place,  date or time. If a notice of any adjourned special meeting of stockholders is sent to all  stockholders  entitled to vote  thereat,  stating that it will be held with those present  constituting a quorum,  then except as otherwise required by law, those  present at such  adjourned  meeting  shall  constitute a quorum,  and all matters shall be determined by a majority of the votes cast at such meeting.

     Section 5. Organization. The Chairman of the Board, or such other person as the Board of Directors  may have  designated  or, in the absence of the Chairman and such other person, the chief executive officer of the Corporation or, in his or her absence, such person as may be chosen by the holders of a majority of the shares  entitled to vote who are present,  in person or by proxy,  shall call to order any meeting of the stockholders and act as chairman of the meeting. In the absence of the Secretary of the Corporation,  the secretary of the meeting shall be such person as the chairman appoints.

     Section 6. Conduct of Business. The chairman of any meeting of stockholders shall  determine  the  order  of  business  and the  procedure  at the  meeting, including such  regulation of the manner of voting and the conduct of discussion as seem to him or her in order.

     The date and time of the  opening  and the  closing  of the  polls for each matter upon which the shareholders  will vote at a meeting shall be announced at the meeting by the person presiding over the meeting.  The Board of Directors of the  Corporation  may adopt by  resolution  such rules and  regulations  for the conduct of the meeting of shareholders as it shall deem  appropriate.  Except to the extent not  inconsistent  with any such rules and  regulations as adopted by the Board of Directors,  the chairman of any meeting of shareholders  shall have the right and authority to prescribe such rules,  regulations and procedures and to do all such acts as, in the judgment of such chairman,  are  appropriate  for the proper conduct of the meeting. Such rules, regulations or procedures whether adopted by the Board of Directors or  prescribed by the chairman of the meeting, may include,  without  limitation,  the following:  (i) the  establishment of an agenda or order of  business  for the  meeting;  (ii) rules and  procedures  for maintaining  order  at the  meeting  and the  safety  of  those  present;  (iii)
limitations on attendance at or  participation in the meeting to shareholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine;  (iv) restrictions on entry to the meeting after the time fixed for the commencement  thereof;  and
(v)  limitations on the time allotted to questions or comments by  participants.
Unless and to the extent determined by the Board of Directors or the chairman of the  meeting,  meetings  of  shareholders  shall not be  required  to be held in accordance with the rules of parliamentary procedure.

     Section 7. Proxies and Voting.  At any meeting of the  stockholders,  every stockholder  entitled  to vote may vote in person or by proxy  authorized  by an instrument in writing filed in accordance with the procedure established for the meeting.

     Each stockholder  shall have one (1) vote for every share of stock entitled to vote  which  is  registered  in his or her  name on the  record  date for the meeting, except as otherwise provided herein or required by law.

     All  voting,  including  the  election of  directors  but  excepting  where otherwise required by law, may be by a voice vote; provided,  however, that upon demand  therefor by a  stockholder  entitled  to vote or by his or her proxy,  a stock vote shall be taken.  Every stock vote shall be taken by ballots,  each of which shall  state the name of the  stockholder  or proxy  voting and such other information as may be required under the procedure  established for the meeting.
Every vote taken by ballots  shall be  counted  by an  inspector  or  inspectors appointed by the chairman of the meeting.

     All elections  shall be  determined  by a plurality of the votes cast,  and except as otherwise  required by law, all other matters shall be determined by a majority of the votes cast.

     Section 8. Stock List. A complete list of stockholders  entitled to vote at any meeting of  stockholders,  arranged in alphabetical  order for each class of stock and showing the address of each such  stockholder and the number of shares registered  in his or her  name,  shall be open to the  examination  of any such stockholder,  for any purpose germane to the meeting,  during ordinary  business hours for a period of at least ten (10) days prior to the  meeting,  either at a place  within the city where the  meeting is to be held,  which  place  shall be specified in the notice of the  meeting,  or if not so  specified,  at the place where the meeting is to be held.

     The stock list shall  also be kept at the place of the  meeting  during the whole time thereof and shall be open to the examination of any such  stockholder who is present.  This list shall  presumptively  determine  the  identity of the stockholders  entitled  to vote at the  meeting and the number of shares held by each of them.

     Section  9. No  Consent  of  Stockholders  in Lieu of  Meeting.  Any action required  or  permitted  to be  taken  at  any  annual  or  special  meeting  of stockholders  of the  Corporation  must be effected  at a duly called  annual or special meeting of the stockholders,  and may not be effected by written consent of the stockholders.

     Section 10. Notice of Nominations and Other Business at Annual Meetings.

          (a)  Nominations  of persons for election to the Board of Directors of
the   Corporation  and  the  proposal  of  business  to  be  considered  by  the stockholders  may be made at an annual meeting of  stockholders  (1) pursuant to the Corporation's  notice of meeting, (2) by or at the direction of the Board of
Directors  or (3) by any  stockholder  of  record  at the time of  giving of the notice by the stockholders provided for in this Section, who is entitled to vote at the meeting and who  complied  with the notice  procedures  set forth in this
Section.

          (b) For nominations or other business to be properly brought before an annual meeting by a stockholder  pursuant to clause (3) of paragraph (a) of this
Section, the stockholder must have given timely notice thereof in writing to the
Secretary of the  Corporation.  To be timely,  a  stockholder's  notice shall be delivered  to the  Secretary  not less than sixty (60) days nor more than ninety
(90) days  prior to the date on which the  Corporation  first  mailed  its proxy materials for the prior year's annual meeting;  provided,  however,  that in the event that the date of the annual meeting has changed more than thirty (30) days from the prior year, notice by the stockholder to be timely must be so delivered a reasonable time before the date on which the Corporation first mails its proxy materials  with  respect to the annual  meeting at which such  proposal is to be made. Such  stockholder's  notice shall set forth (1) as to each person whom the stockholder  proposes to nominate for election or  reelection  as a director all information  relating  to  such  person  that is  required  to be  disclosed  in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities  Exchange

Act of 1934, as amended (the "Exchange Act")  (including  such person's  written consent to being named in the proxy  statement  as a nominee and to serving as a director if elected); (2) as to any other business that the stockholder proposes to bring before the meeting,  a brief  description of the business desired to be brought  before the meeting,  the reasons for  conducting  such  business at the meeting and any material  interest in such business of such  stockholder and the beneficial  owner,  if any, on which behalf the proposal is made;  and (3) as to the  stockholder  giving the notice and the beneficial  owner,  if any, on which behalf  the  nomination  or  proposal  is made (i) the name and  address of such stockholder,  as they appear on the Corporation's  books, and of such beneficial owner and (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and beneficial owner.

          (c)  Notwithstanding  anything in the second sentence of paragraph (b)
of this Section to the contrary, in the event that the number of directors to be elected to the Board of Directors of the  Corporation  is increased and there is no public announcement naming all of the nominees for director or specifying the size of the  increased  Board  of  Directors  made by the  Corporation  at least seventy (70) days prior to the first  anniversary of the preceding year's annual meeting,  a  stockholder's  notice  required  by  this  Section  shall  also  be considered  timely,  but only with  respect to  nominees  for any new  positions created by such  increase,  if it shall be  delivered  to the  Secretary  at the principal  executive  offices  for the  Corporation  not later than the close of business on the l0th day following the day on which such public  announcement is first made by the Corporation.

          (d)  Only  such  persons  who are  nominated  in  accordance  with the procedures set forth in this Section shall be eligible to serve as directors and only such business  shall be conducted at an annual meeting of  stockholders  as shall have been brought before the meeting in accordance with the procedures set forth in this Section. The chairman of the meeting shall have the power and duty to determine  whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section and, if any  proposed  nomination  or business is not in  compliance  with these
Bylaws, to declare that such defective  proposed business or nomination shall be disregarded.

          (e) For the purposes of this Section, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated
Press or a comparable  national news service in a document publicly filed by the
Corporation with the Securities and Exchange  Commission pursuant to Section 13,
14 or 15 (d) of the Exchange Act.

          (f)  Notwithstanding  the  foregoing  provisions  of this  Section,  a stockholder  shall also comply with all applicable  requirements of the Exchange
Act and the rules and  regulations  thereunder  with  respect to the matters set forth in this  Section.  Nothing in this  Section  shall be deemed to affect any rights of  stockholders to request  inclusion of proposals in the  Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

                                   ARTICLE II
                               BOARD OF DIRECTORS

     Section  1.  Number  and Term of Office.  The  number of  directors  of the
Corporation  to  constitute  the  Board of  Directors  shall be five  (5).  Each director shall hold office until such director's  successor has been elected and has qualified,  or until such director's  death,  retirement,  disqualification, resignation or removal. Each director shall hold office until the annual meeting of the  stockholders for the year in which his or her term expires and until his or her successor shall be elected and shall qualify,  subject, however, to prior death, resignation, retirement, disqualification or removal from office.

     Section 2.  Vacancies.  If the  office of any  director  becomes  vacant by reason  of death,  resignation,  disqualification,  removal  or other  cause,  a majority of the directors remaining in office,  although less than a quorum, may elect a  successor  for the  unexpired  term and until his or her  successor  is elected and qualified.

     Section 3.  Regular  Meetings.  Regular  meetings of the Board of Directors shall be held at such place or places,  on such date or dates,  and at such time or times as shall have been established by the Board of Directors and publicized among all directors. A notice of each regular meeting shall not be required.

     Section 4. Special Meetings. Special meetings of the Board of Directors may be called by one-third  (1/3) of the directors then in office (rounded up to the nearest  whole  number) or by the chairman  and shall be held at such place,  on such date and at such time as they or he or she shall fix.  Notice of the place, date and time of each such special  meeting shall be given each director by whom it is not waived by mailing  written  notice not less than five (5) days  before the meeting or by telegraphing  or telexing or by facsimile  transmission of the same not less than twenty-four  (24) hours before the meeting.  Unless otherwise indicated in the notice  thereof,  any and all business may be  transacted  at a special meeting.

     Section 5. Quolrum. At any meeting of the Board of Directors,  a majority of the total number of the whole Board shall  constitute a quorum for all purposes.
If a quorum  shall fail to attend any meeting,  a majority of those  present may adjourn the meeting to another place,  date or time,  without  further notice or waiver thereof.

     Section 6.  Participation in Meetings by Conference  Telephone.  Members of
the Board of  Directors,  or of any  committee  thereof,  may  participate  in a meeting of such Board or committee by means of  conference  telephone or similar communications  equipment  by means of which all  persons  participating  in the meeting can hear each other and such participation  shall constitute presence in person at such meeting.  However,  this Section 6 and the means of holding Board meetings  authorized  hereunder shall not apply to Board meetings required to be held in person by the Investment Company Act of 1940, as amended.

     Section 7. Conduct of Business.  At any meeting of the Board of  Directors, business shall be transacted in such order and manner as the Board may from time to time determine, and all matters shall be determined by the vote of a majority of the directors  present,  except as otherwise  provided  herein or required by law.  Action  may be taken by the Board of  Directors  without a meeting  if all members  thereof  consent  thereto in writing,  and the writing or writings  are filed with the minutes of  proceedings of the Board of Directors.  However,  the
Board shall not

take action by consent and without a meeting if the provisions of the Investment
Company Act of 1940, as amended,  would otherwise require the meeting to be held in person.

     Section 8. Powers. The Board of Directors may, except as otherwise required by law,  exercise  all such  powers  and do all such  acts and  things as may be exercised or done by the Corporation, including, without limiting the generality of the foregoing, the unqualified power:

          (a) To declare dividends from time to time in accordance with law;

          (b)  To  purchase  or  otherwise  acquire  any  property,   rights  or
privileges on such terms as it shall determine;

          (c) To authorize the creation, making and issuance, in such form as it
may   determine,   of  written   obligations   of  every  kind,   negotiable  or
non-negotiable,  secured  or  unsecured,  and  to do  all  things  necessary  in connection therewith;

          (d) To remove any officer of the  Corporation  with or without  cause, and from time to time to devolve the powers and duties of any  officer  upon any other person for the time being;

          (e) To  confer  upon  any  officer  of the  Corporation  the  power to appoint, remove and suspend subordinate officers, employees and agents;

          (f) To adopt from time to time such  stock,  option,  stock  purchase, bonus or other compensation plans for directors,  officers, employees and agents of the Corporation and its subsidiaries as it may determine;

          (g) To adopt from time to time such  insurance,  retirement  and other benefit plans for directors,  officers,  employees and agents of the Corporation and its subsidiaries as it may determine; and

          (h) To adopt  from time to time  regulations,  not  inconsistent  with these Bylaws, for the management of the Corporation's business and affairs.

     Section 9.  Compensation  of Directors.  Directors,  as such,  may receive, pursuant  to  resolution  of the  Board  of  Directors,  fixed  fees  and  other compensation  for their services as directors,  including,  without  limitation, their services as members of committees of the Board of Directors.

                                   ARTICLE III
                                   COMMITTEES

     Section 1. Committees of the Board of Directors. The Board of Directors, by
a vote of a  majority  of the  whole  Board,  may  from  time to time  designate committees of the Board,  with such lawfully  delegable  powers and duties as it thereby  confers,  to serve at the  pleasure  of the Board and shall,  for those committees and any others provided for herein,  elect a director or directors to serve as the member or members,  designating,  if it desire,  other directors as alternate  members  who may  replace  any absent or  disqualified  member at any meeting of the committee.

Any committee so designated may exercise the power and authority of the Board of
Directors to declare a dividend,  to authorize the issuance of stock or to adopt a certificate  of ownership  and merger  pursuant to Section 253 of the Delaware
General  Corporation Law if the resolution  which  designates the committee or a supplemental  resolution  of the Board of  Directors  shall so  provide.  In the absence or  disqualification  of any member of any  committee  and any alternate member in his or her place,  the member or members of the  committee  present at the meeting and not disqualified  from voting,  whether or not he or she or they constitute a quorum,  may by unanimous vote appoint  another member of the Board of  Directors  to act at the meeting in the place of the absent or  disqualified member.

     Section 2. Conduct of Business. Each committee may determine the procedural rules for  meeting  and  conducting  its  business  and shall act in  accordance therewith,  except as  otherwise  provided  herein or required by law.  Adequate provision shall be made for notice to members of all meetings; a majority of the members shall  constitute a quorum unless the committee shall consist of one (1)
or two (2) members, in which event one (1) member shall constitute a quorum; and
all matters  shall be  determined  by a majority  vote of the  members  present.
Action may be taken by any  committee  without a meeting if all members  thereof consent  thereto in  writing,  and the  writing or  writings  are filed with the minutes of the proceedings of such committee.

                                   ARTICLE IV
                                    OFFICERS

     Section 1. Generally.  The officers of the  corporation  shall consist of a
Chairman of the Board,  a President,  an Executive Vice  President,  one or more
Vice  Presidents,  a Secretary,  a Treasurer and such other officers as may from time to time be appointed by the Board of Directors.  Officers  shall be elected by the Board of  Directors,  which  shall  consider  that  subject  at its first meeting  after every annual  meeting of  stockholders.  Each officer  shall hold office until his or her  successor is elected and  qualified or until his or her earlier  resignation  or removal.  Any number of offices may be held by the same person.

     Section 2. President. The President shall be the chief executive officer of the Corporation.  Subject to the provisions of these Bylaws and to the direction of the Board of  Directors,  he or she  shall  have the  responsibility  for the general  management  and control of the business and affairs of the  Corporation and shall perform all duties and have all powers which are commonly  incident to the office of chief  executive or which are delegated to him or her by the Board of  Directors.  He or she  shall  have  power  to sign all  stock  certificates, contracts and other  instruments  of the  Corporation  which are  authorized and shall have  general  supervision  and  direction  of all of the other  officers, employees and agents of the Corporation.

     Section 3. Vice  President.  Each Vice President shall have such powers and duties as may be delegated to him or her by the Board of Directors. One (1) Vice
President  shall be  designated  by the Board to perform the duties and exercise the  powers  of  the  President  in the  event  of the  President's  absence  or disability,  provided that if there shall be only one Vice President,  that Vice
President  shall  perform the duties and exercise the powers of the President in the event of the President's absence or disability.

     Section 4.  Treasurer.  The  Treasurer  shall have the  responsibility  for maintaining  the  financial  records  of the  Corporation.  He or she shall make disbursements of the funds of the Corporation as are authorized and shall render from  time to time an  account  of all such  transactions  and of the  financial condition of the Corporation. The Treasurer shall also perform such other duties as the Board of Directors may from time to time prescribe.

     Section 5. Secretary. The Secretary shall issue all authorized notices for, and shall keep  minutes of, all  meetings of the  stockholders  and the Board of
Directors.  He or she shall have charge of the corporate books and shall perform such other duties as the Board of Directors may from time to time prescribe.

     Section 6.  Designation of Authority.  The Board of Directors may from time to time  delegate  the powers or duties of any officer to any other  officers or agents, notwithstanding any provision hereof.

     Section 7. Removal.  Any officer of the  Corporation  may be removed at any time, with or without cause, by the Board of Directors.

     Section 8. Action with Respect to Securities of Other Corporations.  Unless otherwise directed by the Board of Directors, the President or an officer of the
Corporation  authorized by the President  shall have power to vote and otherwise act on behalf of the  Corporation,  in person  or by proxy,  at any  meeting  of stockholders  of or with  respect  to any  action of  stockholders  of any other corporation  in which this  Corporation  may hold  securities  and  otherwise to exercise  any and all rights and powers  which this  Corporation  may possess by reason of its ownership of securities in such other corporation.

                                    ARTICLE V
                                      STOCK

     Section 1.  Certificates of Stock.  Each stockholder shall be entitled to a certificate  signed by, or in the name of the Corporation by, the President or a
Vice President, and by the Secretary or an Assistant Secretary, or the Treasurer
or an Assistant Treasurer,  certifying the number of shares owned by him or her.
Any or all of the signatures on the certificate may be by facsimile.

     Section 2.  Transfers of Stock.  Transfers of stock shall be made only upon the transfer books of the Corporation kept at an office of the Corporation or by transfer agents  designated to transfer shares of the stock of the  Corporation.
Except where a certificate  is issued in accordance  with Section 4 of Article V of these Bylaws,  an outstanding  certificate  for the number of shares involved shall be  surrendered  for  cancellation  before  a new  certificate  is  issued therefor.

     Section 3. Record Date.  In order that the  Corporation  may  determine the stockholders entitled to notice of or to vote at any meeting of stockholders, or to receive  payment of any  dividend or other  distribution  or allotment of any rights or to  exercise  any  rights in  respect  of any  change,  conversion  or exchange of stock or for the purpose of any other  lawful  action,  the Board of
Directors may fix a record date, which record date shall not precede the date on which the  resolution  fixing the record date is adopted  and which  record date shall not be more than

sixty (60) days nor less than ten (10) days  before  the date of any  meeting of shareholders,  nor more than  sixty  (60) days  prior to the time for such other action as hereinbefore described;  provided,  however, that if no record date is fixed by the Board of Directors,  the record date for  determining  stockholders entitled  to notice of or to vote at a meeting of  stockholders  shall be at the close of business on the day next preceding the day on which notice is given or, if notice is not waived,  at the close of business on the day next preceding the day on which the meeting is held, and, for determining  stockholders entitled to receive payment of any dividend or other  distribution or allotment of rights or to  exercise  any rights of change,  conversion  or exchange of stock or for any other  purpose,  the record date shall be at the close of business on the day on which the Board of Directors adopts a resolution relating thereto.

     A determination  of stockholders of record entitled to notice of or to vote at a meeting of  stockholders  shall apply to any  adjournment  of the  meeting;
provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     Section  4. Lost,  Stolen or  Destroyed  Certificates.  In the event of the loss, theft or destruction of any certificate of stock, another may be issued in its place  pursuant to such  regulations as the Board of Directors may establish concerning the giving of a satisfactory bond or bonds of indemnity.

     Section 5. Regulations. The issue, transfer, conversion and registration of certificates  of stock shall be governed by such other  regulations as the Board of Directors may establish.

                                   ARTICLE VI
                                     NOTICES

     Section 1. Notices.  Except as otherwise  specifically  provided  herein or required by law, all notices required to be given to any stockholder,  director, officer,  employee  or agent  shall be in writing  and may in every  instance be effectively given by hand delivery to the recipient thereof,  by depositing such notice in the  mails,  postage  paid,  or by  sending  such  notice by  pre-paid telegram or mailgram.  Any such notice  shall be addressed to such  stockholder, director,  officer,  employee  or agent at his or her last known  address as the same  appears  on the books of the  Corporation.  The time  when such  notice is received, if hand delivered, or dispatched, if delivered through the mails or by telegram or mailgram, shall be the time of the giving of the notice.

     Section  2.  Waivers.  A  written  waiver  of  any  notice,   signed  by  a
stockholder,  director,  officer, employee or agent, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such stockholder, director, officer, employee or agent.  Neither the business nor the purpose of any meeting need be specified in such a waiver.

                                   ARTICLE VII
                                  MISCELLANEOUS

     Section 1. Facsimile  Signatures.  In addition to the provisions for use of
facsimile  signatures  elsewhere   specifically   authorized  in  these  Bylaws,
facsimile  signatures of any officer

or officers of the  Corporation  may be used  whenever and as  authorized by the
Board of Directors or a committee thereof.

     Section 2.  Corporate  Seal.  The Board of Directors may provide a suitable seal, containing the name of the Corporation,  which seal shall be in the charge of the  Secretary.  If and  when so  directed  by the  Board of  Directors  or a committee thereof,  duplicates of the seal may be kept and used by the Treasurer or by an Assistant Secretary or Assistant Treasurer.

     Section 3. Reliance upon Books,  Reports and Records.  Each director,  each member or any committee  designated by the Board of Directors,  and each officer of the  Corporation  shall,  in the  performance of his or her duties,  be fully protected in relying in good faith upon the books of account or other records of the  Corporation  and upon such  information,  opinions,  reports or  statements presented to the Corporation by any of its officers or employees,  or committees of the board of  Directors so  designated,  or by any other person as to matters which such  director or  committee  member  reasonably  believes are within such other person's  professional or expert  competence or who has been selected with reasonable care by or on behalf of the Corporation.

     Section 4.  Fiscal  Year.  The fiscal year of the  Corporation  shall be as fixed by the Board of Directors.

     Section 5. Time  Periods.  In applying any  provision of these Bylaws which requires that an act be done or not be done a specified  number of days prior to an event or that an act be done  during a period of a  specified  number of days prior to an event,  calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

                                  ARTICLE VIII
                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 1. Right to Indemnification. Each person who was or is made a party or is threatened  to be made a party to or is otherwise  involved in any action, suit or proceeding,  whether civil,  criminal,  administrative  or investigative
(hereinafter a  "proceeding"),  by reason of the fact that he or she is or was a director or an officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee") , whether the basis of such  proceeding  is alleged  action in an  official  capacity as a director, officer, employee or agent or in any other capacity while serving as a director,  officer, employee or agent, shall be indemnified and held harmless by the  Corporation  to the  fullest  extent  authorized  by the  Delaware  General
Corporation  Law, as the same exists or may  hereafter be amended  (but,  in the case of any such amendment,  only to the extent that such amendment  permits the
Corporation  broader   indemnification   rights  than  such  law  permitted  the
Corporation to provide prior to such amendment),  against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes and or penalties  and amounts paid in  settlement)  reasonably  incurred or suffered by such indemnitee in connection  therewith;  provided,  however,  that,  except as provided  in  Section 3 of this  Article  VIII with  respect to  proceedings  to enforce rights to  indemnification,  the  Corporation  shall  indemnify any such indemnitee in connection  with a proceeding (or part thereof)  initiated by such indemnitee only if such proceeding (or part thereof)

was  authorized  by the  Board of  Directors  of the  Corporation.  The right of indemnification  provided  for in this  Section 1 is subject  to the  limitation provided in Section 7 and elsewhere in this Article VIII.

     Section 2. Right to Advancement of Expenses.  The right to  indemnification conferred in Section 1 of this  Article VIII shall  include the right to be paid by the  Corporation  the expenses  incurred in defending any such  proceeding in advance of its final  disposition  (hereinafter  an  "advancement of expenses");
provided,  however, that an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer  (and not in any other  capacity in which  service  was  or is  rendered  by  such  indemnitee,  including,  without limitation,  service to an  employee  benefit  plan) shall be made only (i) upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such  indemnitee,  to repay all  amounts so advanced if it shall ultimately  be  determined  by final  judicial  decision  from which there is no
further  right  to  appeal  (hereinafter  a  "final   adjudication")  that  such
indemnitee  is not  entitled  to be  indemnified  for such  expenses  under this section 2 or otherwise,  (ii) if the  Corporation  shall be insured  against any such advances or (iii) if a majority of a quorum of the disinterested, non-party directors  of the  Corporation,  or an  independent  legal  counsel in a written opinion,  shall  determine,  based on a review of  readily  available  facts (as opposed to a full trial-type inquiry),  that there is reason to believe that the indemnitee  ultimately will be found entitled to indemnification.  The rights to indemnification and to the advancement of expenses conferred in Sections 1 and 2 of this Article VIII shall be contract  rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and
shall  inure  to  the  benefit  of  the   indemnitee's   heirs,   executors  and
administrators.

     Section 3. Right of Indemnitee to Bring Suit. If a claim under Section 1 or
2 of this Article VIII is not paid in full by the Corporation  within sixty (60)
days after a written claim has been received by the  Corporation,  except in the case of a claim for an  advancement  of expenses,  in which case the  applicable period  shall be twenty (20) days,  the  indemnitee  may at any time  thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful  in whole or in part in any such  suit,  or in a suit  brought by the
Corporation to recover an  advancement of expenses  pursuant to the terms of the undertaking,  the  indemnitee  shall be  entitled to be paid also the expense of prosecuting or defending such suit. In

          (a)  any  suit  brought  by the  indemnitee  to  enforce  a  right  to indemnification  hereunder  (but  not in a suit  brought  by the  indemnitee  to enforce a right to an advancement of expenses) it shall be a defense that, and

          (b) in any suit brought by the  Corporation  to recover an advancement of expenses  pursuant to the terms of an undertaking,  the Corporation  shall be entitled to recover such expenses upon final  adjudication  that, the indemnitee has not  met any  applicable  standard  for  indemnification  set  forth  in the
Delaware General  Corporation Law or Section 7 of this Article VIII. Neither the failure of the Corporation (including its Board of Directors,  independent legal counsel  or  its  stockholders)  to  have  made  a  determination  prior  to the commencement  of such suit that  indemnification  of the indemnitee is proper in the  circumstances  because the indemnitee  has met the  applicable  standard of conduct set forth in the Delaware General  Corporation Law and Section 7 of this
Article VIII,  nor an actual  determination  by the  Corporation  (including its
Board of  Directors,  independent  legal counsel or its  stockholders)  that the indemnitee has not met such applicable  standard of conduct,  shall create a presumption  that the indemnitee has not met the applicable  standard of conduct or, in the case of such a suit brought by the  indemnitee,  be a defense to such
suit.   In  any  suit  brought  by  the   indemnitee   to  enforce  a  right  to
indemnification  or to an advancement of expenses  hereunder,  or brought by the
Corporation to recover an  advancement  of expenses  pursuant to the terms of an undertaking,  the burden of proving  that the  indemnitee  is not entitled to be indemnified,  or to such  advancement  of  expenses,  under this Article VIII or otherwise, shall be on the corporation.

     Section 4.  Non-Exclusivity of Rights. The rights to indemnification and to the  advancement  of  expenses  conferred  in this  Article  VIII  shall  not be exclusive  of any other  right  which any person may have or  hereafter  acquire under any statute,  the  Corporation's  Certificate  of  Incorporation,  Bylaws,
agreement, vote of stockholders or disinterested directors or otherwise.

     Section 5.  Insurance.  The  Corporation  may  maintain  insurance,  at its expense, to protect itself and any director,  officer,  employee or agent of the
Corporation or another corporation,  partnership,  joint venture, trust or other
enterprise  against  any  expense,   liability  or  loss,  whether  or  not  the
Corporation  would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law; provided, however, that no insurance may be obtained for the purpose of indemnifying  any disabling conduct, as defined in Section 7 of this Article VIII.

     Section 6. Indemnification of Employees and Agents of the Corporation.  The
Corporation  may,  to the  extent  authorized  from time to time by the Board of
Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article with respect to the  indemnification and advancement of expenses of directors and officers of the Corporation.

     Section 7.  Limitation for Disabling  Conduct.  Notwithstanding  any of the
foregoing,  the  Corporation  may not  indemnify  any director or officer of the
Corporation  against any liability to the corporation or its security holders to which  such  director  or  officer  might  otherwise  be  subject  by  reason of
"disabling conduct," as hereinafter defined.

          (a) In the case of a  director  or officer  of the  Corporation,  such determination  shall include a  determination  that the liability for which such indemnification  is sought  did not arise by reason of such  person's  disabling conduct. Such determination may be based on:

               (i) a final  decision  on the  merits  by a court or  other  body before whom the action,  suit or  proceeding  was brought  that the person to be indemnified was not liable by reason of disabling conduct, or

               (ii)  in  the   absence  of  such  a   decision,   a   reasonable
determination, based on a review of the facts, that the person to be indemnified was not liable by reason of such person's disabling conduct by

                    (A) the vote of  majority of a quorum of  directors  who are disinterested, non-party directors, or

                    (B) an independent legal counsel in a written opinion.

               In  making  such  determination,  such  disinterested,  non-party directors  or  independent  legal  counsel,  as the  case  may be,  may deem the dismissal for  insufficiency  of evidence of any  disabling  conduct of either a court action or an administrative  proceeding against a person to be indemnified to provide  reasonable  assurance  that such  person was not liable by reason of disabling conduct.

          (b) For the purpose of this Section:

               (i) "disabling  conduct" of a director or officer shall mean such person's willful misfeasance,  bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office;

               (ii) "disinterested, non-party director" shall mean a director of the  Corporation  who is neither an  "interested  person" of the  Corporation as defined in Section 2(a)(19) of the Investment Company Act of 1940 nor a party to the action,  suit or  proceeding  in connection  with which  indemnification  is sought;

               (iii) "independent legal counsel" shall mean a lawyer who is not, and at least two (2) years  prior to his  engagement  to render  the  opinion in question  has  not  been,  employed  or  retained  by  the  Corporation,  by any investment  advisor to or the principal  underwriter for the Corporation,  or by any person affiliated with any of the foregoing; and

               (iv) "the Corporation" shall include any wholly-owned  subsidiary
of  the  corporation  and,  in  addition  to  the  resulting  Corporation,   any
constituent Corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued,  would have had power and authority to indemnify its directors,  officers, employees or agents.

                                   ARTICLE IX
                                   AMENDMENTS

     These  Bylaws may be amended or repealed by the Board of  Directors  at any meeting or by the stockholders at any meeting.

     THE AMENDED AND RESTATED  BY-LAWS WERE ADOPTED AS OF DECEMBER 16, 2005,  TO
BE EFFECTIVE FOLLOWING THE 2006 ANNUAL SHAREHOLDERS MEETING.